Supplementary Agreement

This Agreement is made on April 20, 2004 at Yichang, China

BETWEEN

Spur Chemicals (BVI) Inc. (“Spur”) Legal Address: Road Town, Tortola, British Virgin Islands Legal Representative: Name: Yingbin Ian He Title: President Nationality: Canadian

AND

Hubei Yichang Phosphorus Chemicals Group Company (“Yichang Phosphorus”)
Legal Address: 114 Yanjiang Avenue, Yichang City, Hubei, China 443000
Legal Representative:
Name: Qin Qigui
Title: General Manager
Nationality: Chinese

AND

Yidu Yuanfeng Chemical Ltd. (“Yuanfeng”) Legal Address: No. 2 Huagong Road, Zhicheng Town, Yidu City, Hubei, China 443311 Legal Representative: Name: Wang Lin Title: President Nationality: China

WHEREAS:

A.         In accordance with the Joint Venture Contract among Spur, Yichang Phosphorus, and Yuanfeng of November 9, 2003, the parties made adjustment of their respective registered capital in Yichang Spur Chemicals Ltd. (“YSC”);

B.         After intensive negotiation between Spur, Yichang Phosphorus, and Yuanfeng and consultation with Yichang Government, Spur, Yichang Phosphorus and Yuanfeng wish to revise their Joint Venture Contract with the following terms and conditions.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT THE PARTIES AGREE AS FOLLOWS:

1.         Adjustment of the Registered Capital of YMC

Based on the negotiated settlement among the parties,

(a)
the equity ownership of Yichang Phosphorus in YSC shall be adjusted to Sixteen Point Sixty-Nine Percent (16.69%) of the registered capital of YSC, equivalent to Four Million Eight Hundred Thousand RMB Yuan (RMB¥4,800,000);

(b)
the equity ownership of Spur shall be adjusted to Seventy Two Point Eighteen Percent (72.18%) of the registered capital of YSC, equivalent to Twenty Million Seven Hundred Sixty Two Thousand Eight Hundred Fifty Seven RMB Yuan (RMB
¥20,762,857); and

(c)
the equity ownership of Yuanfeng shall be adjusted to Eleven Point Thirteen Percent (11.13%) of the registered capital of YSC, equivalent to Three Million Two Hundred Thousand RMB Yuan (RMB¥3,200,000).

2.         Representations and Warranties

            Yichang Phosphorus and Yuanfeng jointly and severally make the following representations and warranties in order to induce Spurto enter into this Supplementary Agreement, knowing that Spur will rely on these representations and warranties to enter into this Supplementary Agreement:

(a)	All accounts of YSC are true and accurate as of December 31, 2003;

(b)	There are no more liabilities or indebtedness of YSC in whatever forms other than those disclosed and produced to Spur as of December 31, 2003;

(c)	Yichang Phosphorus and Yuanfeng shall ensure that the legal representatives of Yichang Phosphorus and Yuanfeng respectively shall provide the same representations and warranties; and

(d)
Yichang Phosphorus have completed its corporate procedure to approve this Supplementary Agreement and the signing or execution of this Supplementary Agreement shall make this Supplementary Agreement legally binding upon Yichang Phosphorus.

3.         Supplementary Provision

            Both parties shall take steps to implement the provisions under this Supplementary Agreement and give effect to the provisions of this Supplementary Agreement.

            All parties agree that YSC shall be merged or amalgamated into YMC at appropriate time.

            If there is any conflict or discrepancy between this Supplementary Agreement and the joint venture contract, articles of association, or the acquisition agreement of YSC, this Supplementary Agreement shall prevail.

            This Supplementary Agreement shall be written in both Chinese and English. Both versions are equally authentic and have same legal effect.

            This Supplementary Agreement is signed in Yichang, Hubei, China, by the authorized representatives of Yichang Phosphorus, Spur, and Yuanfeng on April 20, 2004.

The Corporate Seal of Hubei Yichang	)
Phosphorus Chemical Group	)
Company was hereunto affixed in the	)
presence of:	)
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Authorized Signatory	)
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Authorized Signatory	)
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The Corporate Seal of Spur Chemicals	)
(BVI) Inc. was hereunto affixed in the	)
presence of:	)
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Authorized Signatory	)
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Authorized Signatory	)
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The Corporate Seal of Yidu Yuanfeng	)
Chemical Co., Ltd. was hereunto	)
affixed in the presence of:	)
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Authorized Signatory	)
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Authorized Signatory	)